UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 25, 2015

WireCo WorldGroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174896	27-0061302
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

12200 NW Ambassador Drive, Kansas City, Missouri 64163
(Address of principal executive offices and zip code)

(816) 270-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 24, 2015, WireCo WorldGroup Inc. (the "U.S. Borrower"), WRCA (Luxembourg) Holdings S.ÁR.L. (the "Lux Borrower" and, together with the U.S. Borrower, the "Borrowers"), WireCo WorldGroup (Cayman) Inc. ("Parent"), the other Loan Parties party thereto, the Lenders party thereto, and Fifth Third Bank, as Administrative Agent and joint lead arranger, with JPMorgan Securities LLC as joint lead arranger and bookrunner, entered into a Third Amendment (the “Amendment”) to the Credit Agreement dated as of July 12, 2012 (the "Credit Agreement”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.
The Amendment, among other things, amends the Credit Agreement to (i) update the Interest Coverage Ratio financial covenant for fiscal quarters ending June 30, 2015 and thereafter from a range of 1.75x to 2.00x to a fixed ratio covenant of 1.50x and (ii) reduce incremental capacity to the greater of (a) $75,000,000 and (b) 2.25:1.00 Senior Secured Leverage from the greater of (a) $125,000,000 and (b) 2.75:1.00 Senior Secured Leverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WireCo WorldGroup Inc.
(Registrant)

Dated:	June 25, 2015	By:	/s/ Brian G. Block
Brian G. Block
Senior Vice President and Chief Financial Officer